Exhibit 10.4

INTEREST TRANSFER AGREEMENT

        THIS INTEREST TRANSFER AGREEMENT (this “Agreement”) dated as of May 3, 2001, is by and between BANK ONE, NA (“Bank One”) and FRANKLIN COVEY CO., a Utah corporation (the “Company”).

RECITALS

         A.         The Company and Bank One, individually and as Agent, (the “Agent”) are party to that certain Facility and Guaranty Agreement dated as of March 27, 2000 (as amended, the “Facility Agreement”). Unless otherwise specified herein, capitalized terms used in this Agreement shall have the meanings ascribed to them by the Facility Agreement.

         B.         It is the desire of the Company and Bank One to enter into an agreement whereby, in exchange for certain payments from the Company, Bank One will transfer to the Company, upon (and subject to) receipt, certain interest payments and, if applicable, Early Payment Fees received from the Borrowers. Such arrangement is intended to be an arrangement solely among the parties hereto and shall in no way affect the obligations of the Borrowers under the Loan Documents.

        NOW THEREFORE, in consideration of the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

        Capitalized terms used herein without definition shall have the meanings given them in the Facility Agreement and the following terms shall have the following meanings:

        1.1   “Alternate Base Rate” means a fluctuating rate of interest equal to the higher of (a) the Corporate Base Rate and (b) the sum of the Federal Funds Effective Rate most recently determined by Bank One plus 1/2% per annum.

        1.2   “Corporate Base Rate” means a rate per annum equal to the corporate base rate or prime rate of interest announced by Bank One or by its parent, Bank One Corporation, from time to time, changing when and as said corporate base rate or prime rate changes. The Corporate Base Rate is a reference rate and does not necessarily represent the lowest or best rate of interest at, above or below the Corporate Base Rate.

        1.3   “Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day by the Federal Reserve Bank of New York, or if such rate is not so published for such day, the average of the quotations for such day on such transactions received by Bank One from three Federal funds brokers of recognized standing selected by it.

        1.4   “Fixed Rate”means a rate per annum equal to 10.30%.

ARTICLE II

TRANSFER OF INTEREST AND FEES

        2.1   Payment for Transfer of Certain Interest and Fees. The Company shall pay to Bank One (i) upon execution of this Agreement a lump sum in the amount of $1,435,652.39 and (ii) thereafter, an amount equal to the product of the Fixed Rate times the outstanding principal amount of each Loan for each day from May 8, 2001 to the date such Loan is paid in full. Such amounts set forth in (ii) above shall be payable quarterly in arrears on each Quarterly Date commencing June 30, 2001 and on the date such Loan is paid in whole or part and shall be calculated for actual days elapsed on the basis of a 360-day year. Such payments shall not discharge any amounts owing under any Note, all of which shall remain payable by the applicable Borrower in accordance with his or her Note.

        2.2   Transfer of Certain Interest and Fees. In consideration of the foregoing payments, Bank One will transfer to the Company upon (and subject to) receipt thereof (i) interest on all Loans calculated at the Interest Rate pursuant to Section 1(a) of the Notes (and expressly excluding any interest on the Loans in excess of the Interest Rate, including, but not limited to, default rate interest paid on Loans pursuant to Section 1(b) of the Notes) and (ii) to the extent not duplicative of the amount paid pursuant to subsection (i), Early Payment Fees in respect of the Loans; provided, however, such transfers shall be net of any funding losses or costs incurred by the Lenders as a result of any voluntary or mandatory prepayment or acceleration of all or any portion of such Loans, including, without limitation, the amount of the Funding Indemnity (as defined in Section 2.5 herein). Since the Notes provide for no payment of interest until prepayment, acceleration or maturity, no payments will be made by Bank One until such time (i.e., absent prepayment or acceleration under a Note, it is anticipated that Bank One’s payment to the Company hereunder will be due on March 30, 2005).

        2.3   Nature of Transfer. The agreement of Bank One to transfer interest payments and Early Payment Fees to the Company under the Interest Transfer Agreement is not intended to and does not constitute a sale or assignment of Bank One’s rights to receive such interest payments and Early Payment Fees under the Notes. The Company will acquire no interest in, and will have no rights to enforce any Note, Pledge Agreement or other Loan Documents against the applicable Borrower unless and until Bank One is paid in full thereunder, at which time Bank One will sell or assign its rights against such Borrower under the Loan Documents (excluding the Pledge Agreement of such Borrower) to the Company. The amounts paid by the Company pursuant to Section 2.1 are nonrefundable. The Company assumes all the risk of non-payment by the Borrowers and shall have no recourse against Bank One if any Borrower fails to pay interest or Early Termination Fees for any reason.

        2.4   Method of Payment.

         (a)   All payments owing to Bank One from the Company hereunder shall be made without setoff, deduction or counterclaim, in funds which are available to Bank One at Bank One’s address at One Bank One Plaza, Chicago, Illinois 60670, or at any other office of Bank One specified in writing by Bank One to the Company, by 12:00 noon (Chicago time) on the date when due. Whenever any payment to be made by the Company hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of the amounts due under Section 2.1(ii).

        (b)   All payments owing to the Company from Bank One hereunder shall be made in funds which are available to the Company at the Company’s address at 2200 West Parkway Boulevard, Salt Lake City, Utah, 84119, or at any other place specified in writing by the Company to Bank One, by 12:00 noon (Chicago time) on the Business Day immediately following the day on which Bank One receives applicable payments from a Borrower.

        2.5   Funding Indemnity. To the extent not set off against amounts transferred to the Company pursuant to Section 2.2, the Company shall reimburse Bank One on demand for any losses or expenses (including, without limitation, any loss incurred in obtaining, liquidating or employing deposits from third parties or in terminating or unwinding any interest rate exchange or similar arrangement) incurred by the Lenders as a result of any voluntary or mandatory prepayment, or upon or after the acceleration, of all or any portion of the Loans. Each amount payable pursuant to this Section is referred to as a “Funding Indemnity”. With respect to the payment of a Funding Indemnity to Bank One only (and not with respect to any other Lender), the amount of such Funding Indemnity shall be calculated pursuant to the methodology set forth in Section 2.5 and Schedules 2.05(A) and 2.05(B) to the Facility Agreement, treating all amounts which have been accelerated as having been prepaid on the date of acceleration; provided, however, for purposes of this Agreement only, the “Reference Fixed Rate” will be assumed to be 10.30%.

ARTICLE III

COMPANY SUBORDINATION

         3.1  Company Subordination. Notwithstanding Section 2.2 above, all interest payments and Early Payment Fees received by Bank One from a Borrower will be first applied to satisfy any amounts due and owing to Bank One from such Borrower under its Note and any other Loan Documents and, unless and until such amounts have been paid in full with respect to any Loan, Bank One shall not be obligated to make any payment to the Company in respect thereof pursuant to Section 2.2. Further, Bank One may set off amounts owing by Bank One hereunder against amounts then owing by the Company under the Facility Agreement.

ARTICLE IV

RATABLE COLLATERAL SECURITY

          4.1   Ratable Security. In the event the obligations under the Existing Credit Agreement or the Obligations under the Facility Agreement become secured by assets or property (which collateral security is anticipated by the parties hereto to occur on a date following the date hereof) or are guaranteed by any Person, then the Company will cause the obligations under the Interest Transfer Agreement to be equally and ratably secured by such assets or property and equally and ratably guaranteed by such Person pursuant to documentation satisfactory to Bank One.

ARTICLE V

EVENTS OF DEFAULT

         5.1  Events of Default.  Each of the following events shall constitute an "Event of Default":

        (a)    The Company shall fail to perform or observe any term, covenant or agreement set forth in Sections 2.1, 2.4 or 4.1;

        (b)   The Company shall fail to perform or observe any other term, covenant or agreement contained in this Agreement (other than those referenced in Section 5.1(a)) if the failure to perform or observe such covenant or agreement set forth therein shall remain unremedied for five (5) days after written notice thereof shall have been given to the Company by Bank One;

        (c)   Failure of the Company or any of its Subsidiaries to pay when due any other Indebtedness, including, without limitation, the Existing Credit Agreement or the Facility Agreement, or the default by the Company or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness of the Company or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Company or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due;

        (d)   Any representation or warranty made by or on behalf of the Company to Bank One under or in connection with this Agreement shall prove to have been incorrect in any material respect when made;

        (e)   The Company or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 5.1(e); or (vi) fail to contest in good faith any appointment or proceeding described in Section 5.1(f); or

        (f)   Without the application, approval or consent of the Company or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Company or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 5.1(e)(iv) shall be instituted against the Company or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

        5.2    Remedies.

        (a)   If any Event of Default described in Section 5.1 occurs and is continuing, Bank One may (i) by notice to the Company, terminate this Agreement (whereupon Bank One shall be relieved of its obligations under Section 2.2); provided, however, such notice shall not be required and this Agreement shall automatically terminate if an Event of Default described in Section 5.1(e) or (f) occurs, and/or (ii) enforce any and all rights and remedies existing under this Agreement (including without limitation, all rights of setoff) and under applicable law.

        (b)   Following an Event of Default, the Company shall continue to owe and pay its obligations under this Agreement and shall pay Bank One simple interest on any past due amounts at the higher of (i) the Fixed Rate plus two percent (2%) per annum and (ii) the Alternate Base Rate plus two percent (2%) per annum.

ARTICLE VI

NOTICES

        6.1   Giving Notice. All notices and other communications provided to any party hereto under this Agreement shall be in writing, by facsimile, first class U.S. mail or courier and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with first class postage prepaid, return receipt requested, shall be deemed given three Business Days after deposit in the U.S. mail; any notice, if transmitted by facsimile, shall be deemed given when transmitted if a confirmation of transmission to the addressee is then generated by the sender’s fax machine (and a copy thereof is simultaneously posted in first class U.S. mail); and any notice given by courier shall be deemed given when received by the addressee.

        6.2   Change of Address. The Company and Bank One may each change the address for service of notice upon it by a notice in writing to the other party hereto.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants that:

        7.1   Validity and Enforceability. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action and that this Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally;

        7.2   No Conflicts. The execution, delivery and performance by the Company of this Agreement do not and will not violate any law, rule, regulation, order, writ, judgment, decree or award applicable to the Company or any contractual provision to which the Company is a party or to which the Company or any of its properties are subject.

ARTICLE VIII

MISCELLANEOUS

        8.1   Term. This Agreement shall become effective upon the effective date of Amendment No. 4 to Facility Agreement dated the date hereof by and among the Company, Bank One and Bank One as Agent and shall, unless earlier terminated by Bank One in accordance with Article V, terminate on the date Bank One has been paid in full all amounts due under the Loan Documents and all payments owing pursuant to Section 2.1 or 2.2 have been paid. The Company shall have no right to terminate this Agreement without the consent of Bank One.

        8.2   Further Assurances. Upon any assignment of the Notes by Bank One in connection with the syndication of the Facility Agreement and Loans, the Company shall enter into such further agreements, if any, as Bank One may deem necessary to give continuing effect to the economics of this Agreement.

        8.3   Amendments. This Agreement may not be amended orally but only in writing signed by the parties hereto.

        8.4   Preservation of Rights; Survival. No delay or omission of any party hereto to exercise any right under this Agreement shall impair such right or be construed to be a waiver of any default or an acquiescence therein. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right.

        8.5   Headings; Entire Agreement. Section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

        8.6   Benefits of this Agreement. This Agreement shall inure to the benefit of Bank One and its respective successors and assigns. The Company shall not have the right to assign its rights or obligations hereunder.

        8.7   Expenses; Indemnification. The Company agrees to reimburse Bank One for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys’ fees and time charges of attorneys for Bank One, which attorneys may be employees of Bank One) paid or incurred by Bank One in connection with the collection or enforcement of this Agreement. The Company further agrees to indemnify Bank One, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not Bank One is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, or the transactions contemplated hereby except to the extent that they arise out of the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Company under this Section shall survive the termination of this Agreement.

        8.8   Severability of Provisions. Any provision in this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

        8.9   CHOICE OF LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING 735 ILCS 105/5-1 ET SEQ., BUT OTHERWISE, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKING ASSOCIATIONS, FEDERAL AGENCIES, BRANCHES OF FOREIGN BANKS AND OTHER FINANCIAL INSTITUTIONS.

        8.10   CONSENT TO JURISDICTION. THE COMPANY AND BANK ONE HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE PARTIES HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVE ANY OBJECTION THEY MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF BANK ONE TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE COMPANY AGAINST BANK ONE OR ANY AFFILIATE OF BANK ONE INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

        8.11   WAIVER OF JURY TRIAL. THE COMPANY AND BANK ONE HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS NOTE.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

FRANKLIN COVEY CO.

By:

Name:

Title:

Address: 2200 West Parkway Boulevard
Salt Lake City, UT 84119
Attention: Val Christensen
Telecopy: (801) 817-4291
Telephone: (801) 817-7102

BANK ONE, NA, individually

By:

Name:

Title:
Address: 777 South Figueroa Street,4th Floor, IL1-4001
Los Angeles, CA 90017
Attention: Stephen M. Flynn
Telecopy: (213) 683-4999
Telephone: (213) 683-4932

with a copy to:

Address: 1 Bank One Plaza
Chicago, Illinois 60670
Attention: Chapin Bates
Telecopy: (312) 732-5645
Telephone: (312) 732-8762